Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91339, 333-37730 and 333-100892) of Retek Inc. of our report dated March 11, 2005 relating to the financial statements, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 14, 2005